Exhibit 3.3

LIMITED PARTNERSHIP AGREEMENT

OF

LODGING FUND REIT III OP, LP

April 11, 2018

TABLE OF CONTENTS

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TABLE OF CONTENTS

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12.6	Pronouns and Plurals	42
12.7	Headings	42
12.8	Counterparts	42
12.9	Governing Law	42

EXHIBITS

EXHIBIT A — Partners Capital Contributions and Percentage Interests
EXHIBIT B — Notice of Exercise of Exchange Right
EXHIBIT C — Call Notice

iii

LIMITED PARTNERSHIP AGREEMENT
OF
LODGING FUND REIT III OP, LP

This Limited Partnership Agreement (this “Agreement”) is entered into effective as of April 11, 2018, by and among Lodging Fund REIT III, Inc., a Maryland corporation (the “General Partner”) and the Limited Partners set forth on Exhibit A.  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in Section 1.

1.                                      Defined Terms.

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.3.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2, as set forth on Exhibit A.

“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.4) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.2.1(b).

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, trustees, officers, managers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership (other than this Partnership) that are owned by the General Partner directly.

“Advisor” means Legendary Capital REIT III, LLC, a Delaware limited liability company, or any successor Person (or Persons), if any, appointed, employed or contracted with by the General Partner and responsible for directing or performing the day-to-day business affairs of the General Partner, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly, owning, controlling or holding with the power to vote 10% or more of the outstanding voting securities of such other Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, manager, trustee or general partner of such other Person and (v) any legal entity for which such Person acts as an executive officer, director, manager, trustee or general partner.

“Aggregate Stock Ownership Limit” means not more than 9.8% in value of the aggregate outstanding shares of all classes or series of stock of the General Partner.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner and in the case of any other required determination, the fair market value as determined by the General Partner in its sole discretion.  The gross fair market value shall be reduced by any liabilities assumed in the transfer or to which the property is taken subject to.  The General Partner shall establish the book value of the Partners’ Capital Accounts in its sole discretion.

“Agreement” means this Limited Partnership Agreement, as amended or restated from time to time, as the context requires.

“Board of Directors” means the Board of Directors of the General Partner.

“Call Notice” means a Call Notice, as defined in Section 8.5.1 and substantially in the form set forth on Exhibit C.

“Call Right” has the meaning set forth in Section 8.5.1.

“Called Unit” has the meaning set forth in Section 8.5.1.

“Capital Account” has the meaning set forth in Section 4.4.

“Capital Contribution” means the total amount of cash, cash equivalents and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement.  Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means the amount of cash equal to the product of the Value of 1 REIT Share and the REIT Shares Amount on the applicable date of determination.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Charter” means the Articles of Amendment and Restatement of the General Partner filed with the Maryland State Department of Assessments and Taxation, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time.  Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the United States Securities and Exchange Commission.

“Common Limited Partner” means any Person named as a Common Limited Partner as set forth on Exhibit A, as such Exhibit may be amended from time to time, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Common Limited Partner in the Partnership.

“Common Limited Partnership Unit” shall represent an interest in the Partnership entitling a Common Limited Partner to the respective voting and other rights and Profit and Loss as provided for in this Agreement.

“Common Stock Ownership Limit” means not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate outstanding shares of common stock of the General Partner.

“Conversion Factor” means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which 1 REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.  Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives an Exchange Notice after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Exchange Notice immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Defaulting Limited Partner” has the meaning set forth in Section 5.2.4.

“Director” means a member of the Board of Directors.

“Event of Bankruptcy” as to any Person means (i) the filing of a petition for relief as to such Person as debtor or bankrupt under the United States Bankruptcy Code or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days), (ii) the insolvency or bankruptcy of such Person as finally determined by a court proceeding, (iii) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets or (iv) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Excepted Holder Limit” means the percentage limit of the outstanding shares of common stock of the General Partner of any class or series, including common shares or preferred shares, established by the Board of Directors for a Person that is exempt from the Aggregate Stock Ownership Limit and/or the Common Stock Ownership Limit.

“Exchange Date” means the date when all of the following have occurred:  (i) the REIT Shares are listed on a national securities exchange, the merger of the General Partner or the Partnership or, as determined in the sole discretion of the General Partner, the occurrence of a similar event, (ii) the Limited Partner has held its Common Limited Partnership Units for at least 1 year, (iii) the REIT Shares to be issued pursuant to the redemption have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available, (iv) the exchange does not result in a violation of the restrictions on stock ownership set forth in the General Partner’s Charter and (vi) the exchange does not result in the Partnership being treated as a publicly traded partnership as set forth in the Treasury Regulations as determined in the sole discretion of the General Partner.  Notwithstanding the above, the General Partner may waive one or more of the foregoing conditions (other than (ii), (iv) or (vi)) in its sole discretion.

“Exchange Notice” means a Notice of Exercise of Exchange Right, substantially in the form set forth on Exhibit B.

“Exchange Right” has the meaning set forth in Section 8.4.1.

“Exchanging Partner” has the meaning set forth in Section 8.4.1.

“General Partner” means Lodging Fund REIT III, Inc., a Maryland corportation, and any Person who becomes a substitute or additional General Partner as provided herein, and any successor General Partner.

“General Partner Loan” has the meaning set forth in Section 5.2.4.

“General Partnership Interest” means a Partnership Interest held by the General Partner that is a general partnership interest.

“General Partnership Unit” shall represent an interest in the Partnership entitling the General Partner to the respective voting and other rights and Profit and Loss as provided for in this Agreement.

“Imputed Underpayment” shall have the meaning set forth in Section 10.5.2(a).

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a director, trustee, officer, manager or employee of the General Partner or the Partnership or Legendary Capital REIT III, LLC or any of its Affiliates, (ii) the Advisor or a director, officer, manager, employee of the Advisor or another agent of the Advisor if such agent is an Affiliate of the Advisor and (iii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole discretion.

“Independent Directors” shall have the meaning set forth in the Charter at such time as the Charter establishes the definition.  Notwithstanding any other provision set forth in this Agreement, any provision requiring the approval of the Independent Directors under this Agreement shall not be effective or applicable until the Independent Directors are appointed.

“Joint Venture” means any joint venture or partnership (including a limited liability company) arrangement in which the Partnership is a co-venturer or partner (or member or manager) which is established to acquire Property.

“Limited Partner” means any Person named as a Common Limited Partner or Series B Limited Partner on Exhibit A, as such Exhibit may be amended from time to time, and any Person who becomes a

Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest held by a Limited Partner.

“Loss” has the meaning set forth in Section 5.1.6.

“Majority Vote” means the vote of more than 50% of the Partnership Units entitled to vote.  Partners shall be entitled to cast 1 vote for each Partnership Unit they own, and a fractional vote for each fractional Partnership Unit they own.  In the event that the Partnership does not obtain approval of at least 50% of the Partnership Units, then the item, if acted upon at a meeting and not by written consent, will be deemed approved if at least 50% of the Partnership Units that participated in the vote were cast in favor of approval of the item subject to the vote unless a greater percentage is mandated by applicable law.

“Offer” has the meaning set forth in Section 7.1.2(b).

“Partner” means any General Partner or Limited Partner.  The names and addresses of the Partners, the Capital Contributions (or Agreed Value) and the number of Partnership Units are set forth on Exhibit A.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i).  A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partnership” means Lodging Fund REIT III OP, LP, a Delaware limited partnership.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement and in the Act, together with all obligations of such Partner to comply with the terms and provisions of this Agreement and the Act.

“Partnership Loan” has the meaning set forth in Section 5.2.4.

“Partnership Minimum Gain” has the meaning as set forth in Regulations Section 1.704-2(b)(2).  In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains.  A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders.

“Partnership Unit” means a Common Limited Partnership Unit or a General Partnership Unit.  The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“Partnership Vote” means the vote of more than 50% of the Common Limited Partnership Units entitled to vote.  Common Limited Partners shall be entitled to cast 1 vote for each Common Limited Partnership Unit they own, and a fractional vote for each fractional Common Limited Partnership Unit they own.  In the event that the Partnership does not obtain approval of at least 50% of the Common Limited Partnership Units, then the item, if acted upon at a meeting and not by written consent, will be deemed approved if at least 50% of the Common Limited Partnership Units that participated in the vote were cast in favor of approval of the item subject to the vote unless a greater percentage is mandated by applicable law.  The Series B Limited Partner Units shall not be entitled to vote.

“Percentage Interest” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the number of Partnership Units owned by a Partner by the total number of Partnership Units (other than Series B Limited Partnership Units).  The Percentage Interest of each Partner shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“Person” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

“Profit” has the meaning set forth in Section 5.1.6.

“Property” means any Real Estate Related Asset, or other investment in which the Partnership holds an ownership interest.

“Put Notice” has the meaning set forth in Section 8.6.1.

“Put Right” has the meaning set forth in Section 8.6.1.

“Put Unit” has the meaning set forth in Section 8.6.1.

“Real Estate” means (i) the real property, including the buildings located thereon, (ii) the real property only or (iii) the buildings only, which are acquired by the Partnership, either directly or through Joint Ventures.

“Real Estate Related Assets” means unimproved and improved Real Estate including any related assets and any direct or indirect interest therein, including, without limitation, fee or leasehold interests, options, leases, Joint Venture interests, equity and debt securities of entities that own real estate, mortgages on Real Estate, mezzanine loans secured by junior liens on Real Estate, preferred equity interests in a property owner’s interest in Real Estate and other contractual rights in real estate.

“Regulations” means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time.  Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“Regulatory Allocations” has the meaning set forth in Section 5.1.7.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this Agreement, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, trustee, officer, manager or employee of the General Partner, asset management and other fees payable to the General Partner, (ii) costs and expenses relating to any offering, issuance or registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters, placement agents or brokers/dealers thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission or any State, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission, any State or any securities exchange, (vi) costs and expenses associated with any Section 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuance or redemption of Partnership Interests or REIT Shares and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Share” means a share of common stock in the General Partner (or successor entity, as the case may be).

“REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Common Limited Partnership Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount of REIT Shares shall also include the rights issuable to a holder of the REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“Restriction Notice” has the meaning set forth in Section 8.4.6.

“Reviewed Year” shall have the meaning set forth in Section 10.5.2(a).

“Series B Limited Partners” means a Series B Limited Partner as set forth on Exhibit A, as such Exhibit may be amended from time to time, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Series B Limited Partner in the Partnership.

“Series B Limited Partnership Units” shall represent an interest in the Partnership entitling a Series B Limited Partner to the respective voting and other rights and Profit and Loss as provided for in this Agreement.

“Specified Exchange Date” means the first business day of the month that is at least 60 calendar days after the receipt by the General Partner of the Exchange Notice.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests are owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership (limited liability company or other entity taxed as a partnership for federal income tax purposes) of which the partnership interests therein are owned by the General Partner or a direct or indirect Subsidiary of the General Partner.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor.”

“Surviving General Partner” has the meaning set forth in Section 7.1.3.

“Termination Event” means the sale of all or substantially all of the General Partnership Units held by the General Partner or any sale, exchange or merger of the General Partner.

“Transaction” has the meaning set forth in Section 7.1.2.

“Transaction Value” means an amount determined by assuming the Common Limited Partnership Units are valued at the price or value utilized in the Termination Event and interpolating the gross value of the Partnership assets from such amount.

“Transfer” has the meaning set forth in Section 9.2.1.

“Value” means the fair market value per share of REIT Shares which will equal:  (i) if the REIT Shares are listed on a national stock exchange, the average closing price per share for the previous 30 trading days (or such fewer number of trading days as such REIT Shares have traded on such exchange, if such number of trading days is fewer than 30), (ii) if the REIT Shares are not listed, the most recent offering price per share or share equivalent of REIT Shares, until December 31st of the year following the year in which the most recently completed offering of REIT Shares has expired and (iii) if (i) or (ii) above do not apply, or if the Board of Directors has determined the fair market value of the REIT Shares, the value so determined.

2.                                      Partnership Formation and Identification.

2.1                               Formation.  The Partnership was formed on April 11, 2018 as a Delaware limited partnership pursuant to the Act and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions set forth in this Agreement.  In the event of a conflict between the Act and this Agreement, unless a provision is expressly prohibited in the Act, the terms of this Agreement shall control.

2.2                               Name, Office and Registered Agent.  The name of the Partnership is Lodging Fund REIT III OP, LP.  The specified office and place of business of the Partnership is 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103.  The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change.  The name and address of the Partnership’s registered agent is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808.  The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

2.3                               Partners.

2.3.1                     The General Partner of the Partnership is Lodging Fund REIT III, Inc.  Its principal place of business is the same as that of the Partnership.

2.3.2                     The Limited Partners are those Persons identified as Limited Partners on Exhibit A, as amended from time to time.

2.4                               Term and Dissolution.

2.4.1                     The Partnership shall have a perpetual duration, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(a)                                 the occurrence of an Event of Bankruptcy as to a General Partner or the dissolution (without reconstitution), death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3.2; provided that if a General Partner is a partnership on the date of such occurrence, the dissolution (without reconstitution) of such General Partner as a result of the dissolution (without reconstitution), death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(b)                                 the passage of 90 days after the sale or other disposition (but not a transfer to a Subsidiary Partnership where the interests are held by the Partnership) of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligation is paid in full); or

(c)                                  the election by the General Partner that the Partnership should be dissolved.

2.4.2                     Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3.2), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel any Certificate(s) and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6.  Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations) or (ii) distribute the assets to the Partners in kind.

2.5                               Filing of Certificate and Perfection of Limited Partnership.  The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.6                               Certificates Describing Common Limited Partnership Units.  The General Partner may, in its sole discretion but is under no obligation to, issue a certificate summarizing the terms of a Limited Partner’s interest in the Partnership, including the number of Common Limited Partnership Units owned.  Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

“This certificate is not negotiable.  The Common Limited Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Limited Partnership Agreement of Lodging Fund REIT III OP, LP, as amended from time to time.”

3.                                      Business of the Partnership.

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided,

however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, and in a manner such that the General Partner will not be subject to any taxes under Section 857 or 4981 of the Code, unless the General Partner otherwise ceases to or does not qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing.  In connection with the foregoing, and without limiting the General Partner’s right in its sole discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the General Partner intends to qualify as a REIT for federal income tax purposes and upon such qualification the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner.  Notwithstanding the foregoing, the Limited Partners agree that the General Partner, may terminate its status as a REIT under the Code at any time to the full extent permitted under the Charter.  The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

4.                                      Capital Contributions and Accounts.

4.1                               Capital Contributions.  The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A.  The General Partner shall have the power and authority to amend Exhibit A to reflect the issuance, redemption, exchange or other change in any Partnership Interest.

4.2                               Additional Capital Contributions and Issuances of Additional Partnership Interests.  Except as provided in this Section 4.2 or in Section 4.3, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership.  The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional General Partnership Units in respect thereof, in the manner contemplated in this Section 4.2.

4.2.1                     Issuances of Additional Partnership Interests.

(a)                                 General.  The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests for any Partnership purpose at any time or from time to time, including, but not limited to, Partnership Units issued in connection with acquisitions of properties to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partner.  Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Limited Partnership Interests, all as shall be determined by the General Partner in its sole discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

(i)                                     the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other interests in the General Partner, including, but not limited to, an internalization of the property management or advisor contracts which shares or interests have designations, preferences and other rights, such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the Partnership in accordance with this Section 4.2, and the General Partner shall make a

Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of, or other interests in, the General Partner;

(ii)                                  the additional Partnership Interests are issued in exchange for Property or other assets owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(iii)                               the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of any Limited Partner) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, powers and duties associated therewith.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Interests for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

(b)                                 General Partner Issuance of Additional Securities.  The General Partner shall not issue any Additional Securities other than to all holders of REIT Shares, unless (i) the General Partner shall cause the Partnership to issue to the General Partner, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, such that the economic interests are substantially similar to those of the Additional Securities and (ii) the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner, to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of Property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by the Board of Directors.  Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (A) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding General Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (B) the General Partner contributes all proceeds from such issuance to the Partnership.  For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional General Partnership Units equal to the product of (1) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (2) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(c)                                  Additional Limited Partners.  The Partnership may, in the sole discretion of the General Partner, admit Additional Limited Partners.  Upon the admission of an Additional Limited Partner, the General Partner shall cause Exhibit A to be amended, without the approval of any other Partner, to reflect the issuance of the Limited Partnership Units to the Additional Limited Partner.  The Additional Limited Partners may contribute cash or property.

4.2.2                     Certain Deemed Contributions of Proceeds of Issuance of REIT Shares.  In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds from such issuances.  If the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s or broker-dealer’s discount or other fees or expenses paid or incurred in connection with such issuance (or as a result of sales net of commission or volume discounts), then the General Partner may determine in its sole discretion whether it has made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance or the net amount contributed to the Partnership.  In the event the General Partner determines it has made such a Capital Contribution of such excess amount, the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 and in connection with the required issuance of additional General Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.2.1.

4.3                               Additional Funding.  If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.4                               Capital Accounts.  A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv).  If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property or money as consideration for a Partnership Interest, (iii) a new or existing Partner is granted an additional Partnership Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a Partner or (iv) the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the Property of the Partnership to its fair market value (as determined by the General Partner, in its sole discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f).  When the Partnership’s Property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such Property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such Property for its fair market value (as determined by the General Partner, in its sole discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.5                               Percentage Interests.  If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease.

4.6                               No Interest on Contributions.  Except as may specifically be provided in this Agreement, no Partner shall be entitled to interest on its Capital Contribution.

4.7                               Return of Capital Contributions.  No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement.  Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.8                               No Third Party Beneficiary.  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.  None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.  In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner.  Without limiting the generality of the foregoing but except for any written agreement made between the Partner and the Partnership, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership and upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any Capital Contribution to reduce or eliminate the negative balance of such Partner’s Capital Account.

5.                                      Profits and Losses; Distributions.

5.1                               Allocation of Profit and Loss.

5.1.1                     General.  Profit and Loss (or items thereof) of the Partnership for each fiscal year or other applicable period of the Partnership shall be allocated as follows:

(a)                                 Allocation of Profit.  After giving effect to special allocations set forth in Sections 5.1.2, 5.1.3, 5.1.4, and 5.1.7, and subject to Section 5.1.8, Profit shall be allocated as follows:

(i)                                     First, to the General Partner to the extent of Loss previously allocated to the General Partner pursuant to Section 5.1.1(b)(iii) until Profit allocated to the General Partner pursuant to this Section 5.1.1(a)(i) for such fiscal year and all previous fiscal years is equal to the aggregate Loss allocated to the General Partner pursuant to Section 5.1.1(b)(iii);

(ii)                                  Second, to the Common Limited Partners and the General Partner in proportion to their Percentage Interests until Profit allocated to the Common Limited Partners and General Partner pursuant to this Section 5.1.1(a)(ii) for such fiscal year and all previous fiscal years is equal to the aggregate Loss allocated to the Common Limited Partners, and the General Partner pursuant to Section 5.1.1(b)(ii); and

(iii)                               Thereafter, to the Common Limited Partners and the General Partner in accordance with their respective Percentage Interests.

(b)                                 Allocation of Loss.  After giving effect to the special allocations set forth in Sections 5.1.2, 5.1.3, 5.1.4 and 5.1.7, Loss shall be allocated as follows:

(i)                                     First, to the Common Limited Partners and General Partner in proportion to their Percentage Interests until the Loss allocated to the Common Limited Partners and General Partner pursuant to this Section 5.1.1(b)(i) for such fiscal year and all previous fiscal years is equal to the aggregate Profits allocated to the Common Limited Partners and General Partner pursuant to Section 5.1.1(a)(iii);

(ii)                                  Second, to the Common Limited Partners and General Partner in proportion to their positive Capital Account balances until their Capital Accounts are reduced to zero; and

(iii)                               Thereafter, to the General Partner.

5.1.2                     Nonrecourse Deductions; Minimum Gain Chargeback.  Notwithstanding any provision to the contrary in this Agreement, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” with respect to the “partner nonrecourse debt” to which such partner nonrecourse deductions are attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j) and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j).  A Partner’s “interest in partnership profits” for purposes of determining its share of the excess nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest; provided, however, with respect to the Common Limited Partnership Units issued, excess nonrecourse liability shall first be allocated to the Common Limited Partners who contributed the applicable property to the extent of any built-in gain with respect to such property that it is attributable to such Common Limited Partner pursuant to Section 704(c) to the extent debt attributable to such gain has not previously been allocated to such Common Limited Partner pursuant to Regulations Section 1.752-3(a)(2).  Except as set forth immediately above, the General Partner may select the appropriate method for sharing excess nonrecourse liabilities.

5.1.3                     Qualified Income Offset.  If a Partner unexpectedly receives in any taxable year an adjustment, allocation or distribution described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d).  This Section 5.1.3 is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.  After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.1.3, to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.1.3.

5.1.4                     Capital Account Deficits.  Loss (or items of Loss) shall not be allocated to a Limited Partner to the extent that such allocation would cause or increase a deficit in such Partner’s Capital Account at the end of any fiscal year (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with

Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5).  Any Loss in excess of that limitation shall be allocated to the General Partner.  After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.1.4, to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to the General Partner in an amount necessary to offset the Loss previously allocated to the General Partner under this Section 5.1.4.

5.1.5                     Allocations Between Transferor and Transferee.  If a Partner transfers any part or all of its Partnership Interest or the Partner’s Percentage Interest is adjusted pursuant to Section 4.5, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners.  The General Partner, in its sole discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.  The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

5.1.6                     Definition of Profit and Loss.  “Profit” and “Loss” and any items of income, gain, expense or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1.2, 5.1.3, 5.1.4 and 5.1.7.  All allocations of income Profit gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4).  The General Partner shall have the authority, in its sole discretion, to elect the method or methods to be used by the Partnership for allocating items of income, gain, expense and deductions as required by Section 704(c) of the Code including the election of a method that may result in one or more Partners receiving or being allocated a disproportionately larger share of items of Partnership income, gain, expense or deduction and any such election shall be binding on all Partners.

5.1.7                     Curative Allocations.  The allocations set forth in Sections 5.1.2, 5.1.3 and 5.1.4 of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1.7.  Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.1.1.

5.1.8                     Series B Limited Partnership Unit Allocation.  Notwithstanding any other provisions in this Section 5 (but subject to Section 5.7), the holders of the Series B Limited Partnership Units shall first be allocated in the year of any distribution made pursuant to Sections 5.2.6, 5.2.7 and 5.2.8 Profits (or gross income if necessary) equal to the amount of the distribution made pursuant to Sections 5.2.6, 5.2.7 and 5.2.8.

5.1.9                     Special Allocation.  Notwithstanding the other provisions in this Section (but subject to Section 5.7), in the year of the sale of the last Property, Profit and Loss from all sources (or gross income or gross expense) shall be allocated, to the greatest extent possible, so that the positive Capital Account balance of each Partner shall be equal to the distributions to be made to the Partners.

5.2                               Distribution of Cash.

5.2.1                     Subject to the other provisions in this Section 5.2 the Partnership shall distribute cash on a monthly (or, at the election of the General Partner, more or less frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Common Limited Partners and General Partners in proportion to their Percentage Interests.

5.2.2                     The Partnership shall distribute to the Partners who are Partners on the Partnership Record Date with respect to such month (or other distribution period) in accordance with Section 5.2.3; provided, however, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than the day after the Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be adjusted in proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

5.2.3                     Except for distributions pursuant to Section 5.6 of this Agreement in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 5.2.2, 5.2.4, 5.2.6, 5.2.7, 5.2.8, 5.3 and 5.5 of this Agreement, distributions shall be made in accordance with their respective Percentage Interests.

5.2.4                     Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, the requirements of Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner or assignee or (ii) if the actual amount to be distributed to the Partner or assignee is less than the amount required to be withheld by the Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner or assignee on the day the Partnership pays over such amount to a taxing authority.  A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee or upon demand upon the applicable Partner or assignee.  In the event that a Limited Partner fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner (a “Defaulting Limited Partner”), the General Partner, in its sole discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner.  In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount.  Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.  Any amounts treated as a Partnership Loan or a General Partner

Loan pursuant to this Section 5.2.4 shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

5.2.5                     In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

5.2.6                     For all years, holders of the Series B Limited Partnership Units shall be distributed an amount equal to 5% of the total of (i) the total distributions made to the Partners (other than the Series B Limited Partners) and (ii) the total distributions to the Series B Limited Partners pursuant to this Section 5.2.6 ((i) divided by 0.95), after the Partners (other than the Series B Limited Partners) have received a 6% cumulative but not compounded return on their original capital contributions.

5.2.7                     For the year of liquidation, termination, merger or other cessation of the General Partner, or the liquidation of the Partnership, holders of the Series B Limited Partnership Units shall be distributed an amount equal to 5% of the original capital contributions made by the Partners, after the Partners (other than the Series B Limited Partners) have received a return of their Capital Contributions plus a 6% cumulative but not compounded return.

5.2.8                     For the year of liquidation, termination, merger or other cessation of the General Partner, or upon liquidation of the Partnership, the Series B Limited Partners shall be distributed (exclusive of amounts set forth in Section 5.2.6 and 5.2.7) an amount equal to 20% of the net proceeds from the sale of Properties, after the Partners (other than the Series B Limited Partners) have received a return of their Capital Contributions plus a 6% cumulative but not compounded return from all distributions.

5.3                               REIT Distribution Requirements.  The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to make distributions to its stockholders that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

5.4                               No Right to Distributions in Kind.  No Partner shall be entitled to demand Property other than cash in connection with any distributions by the Partnership.

5.5                               Limitations on Return of Capital Contributions.  Notwithstanding any of the provisions of this Section 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of its Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.6                               Distributions Upon Liquidation.  Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners in accordance with Sections 5.2.1 but subject to Sections 5.2.6, 5.2.7 and 5.2.8, which is intended to be in accordance with the positive balance of the Capital Account of each Partner.  For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all allocations and distributions have been made in accordance with this Agreement attributable to Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets.  To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.7                               Substantial Economic Effect.  It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto.  Section 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.  If the Partnership is advised by the Partnership’s legal counsel that the allocations provided in this Agreement are unlikely to be respected for federal income tax purposes, the General Partner is hereby granted the power to amend the allocation provisions of this Agreement to the minimum extent necessary to comply with Section 704(b) of the Code and effect the plan of allocations and distributions provided for in this Agreement.  The Limited Partners acknowledge and agree that counsel representing the Partnership, the General Partner, the Advisor and their Affiliates does not represent and will not be deemed under the applicable codes of professional responsibility to have represented or to be representing any or all of the Limited Partners in any respect.

6.                                      Rights, Obligations and Powers of the General Partner.

6.1                               Management of the Partnership.

6.1.1                     Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership.  Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(a)                                 to acquire, purchase, own, operate, lease and dispose of any Property and any other assets that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(b)                                 to develop land, construct buildings and make other improvements on the Properties owned or leased by the Partnership;

(c)                                  to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(d)                                 to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(e)                                  to pay, either directly or by reimbursement, all Administrative Expenses to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(f)                                   to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(g)                                  to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all Administrative Expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(h)                                 to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(i)                                     to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(j)                                    to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(k)                                 to make or revoke any election permitted or required of the Partnership by any taxing authority;

(l)                                     to maintain such insurance coverage for public liability, fire and casualty and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(m)                             to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

(n)                                 to establish 1 or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers and such other Persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay such remuneration as the General Partner may deem reasonable and proper;

(o)                                 to retain other services of any kind or nature in connection with the Partnership business, and to pay such remuneration as the General Partner may deem reasonable and proper;

(p)                                 to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner, including, but not limited to, agreements for fees and expenses payable to the General Partner, the Advisor or their Affiliates;

(q)                                 to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(r)                                    to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(s)                                   to form or acquire an interest in, and contribute Property to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other entities or relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(t)                                    to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(u)                                 to merge, consolidate or combine the Partnership with or into another Person;

(v)                                 to take any and all actions necessary to adopt or modify any distribution reinvestment plan of the Partnership or the General Partner;

(w)                               to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code and the Regulations promulgated thereunder; and

(x)                                 to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

6.1.2                     Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.2                               Delegation of Authority.  The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.3                               Indemnification and Exculpation of Indemnitees.

6.3.1                     The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:  (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.  Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.

6.3.2                     The Partnership shall pay or reimburse an Indemnitee for reasonable legal expenses and other costs incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.3 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

6.3.3                     The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

6.3.4                     The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

6.3.5                     For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

6.3.6                     In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

6.3.7                     An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

6.3.8                     The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

6.3.9                     Notwithstanding the foregoing, the Partnership shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

6.3.10              Neither the amendment nor repeal of this Section 6.3, nor the adoption or amendment of any other provision of this Agreement inconsistent with Section 6.3, shall apply to or affect in any respect the applicability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

6.4                               Liability of the General Partner.

6.4.1                     Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers, directors, trustees, managers, employees, agents and owners shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner or its officers, directors, trustees, managers, employees, agents and owners acted in good faith.  The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.  In addition, to the extent the General Partner or any officer, director, trustee, manager, employee, agent or owner of the General Partner performs its duties in accordance with the standards provided by the Act, as it may be amended from time to time, or under any successor statute thereto, such Person or Persons shall have no liability by reason of being or having been the General Partner, or by reason of being an officer, director, trustee, manager, employee, agent or owner of the General Partner.  To the maximum extent that the Act and the general laws of the State of Delaware, in effect from time to time, permit limitation of the liability of general partners of a limited partnership, the General Partner and its officers, directors, trustees, managers, employees, agents and owners shall not be liable to the Partnership or to any Partner for money damages except to the extent that (i) the General Partner or its officers, directors, trustees, managers, employees, agents or owners actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received or (ii) a judgment or other final adjudication adverse to the General Partner or one or more of its officers, directors, trustees, managers, employees, agents or owners is entered in a proceeding based on a finding in the proceeding that the action or failure to act of the General Partner or one or more of its officers, directors, trustees, managers, employees, agents or owners was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.  Neither the amendment nor repeal of this Section 6.4.1, nor the adoption or amendment of any other provision of this Agreement inconsistent with this Section 6.4.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.  In the absence of any Delaware statute limiting the liability of the General Partner or its directors, trustees, managers or officers for money damages in a suit by or on behalf of the Partnership or by any Partner, the General Partner and the officers, directors, trustees, managers, employees, agents and owners of the General Partner shall not be liable to the Partnership or to any Partner for money damages except to the extent that (i) the General Partner or one or more of its officers, directors, trustees, managers, employees, agents or owners actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received or (ii) a judgment or other final adjudication adverse to the General Partner or one or more of its officers, directors, trustees, managers, employees, agents or owners is entered in a proceeding based on a finding in the proceeding that the action of the General Partner or one or more of its officers, directors, trustees, managers, employees or owners’ action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

6.4.2                     The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its owners collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions.  In the event of a conflict between the interests of its owners on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its owners or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole discretion, determines cannot be resolved in a manner not adverse to either its owners or the Limited Partner shall be resolved in favor of the owners.  The General Partner and its officers, directors, trustees, managers, employees, agents and owners shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner and its officers, directors, trustees, managers, employees, agents and owners have acted in good faith.

6.4.3                     Subject to its obligations and duties as General Partner set forth in Section 6.1, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.  The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

6.4.4                     Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief, that such action or omission is necessary or advisable in order to (i) protect the ability of the General Partner to continue to qualify as a REIT or (ii) prevent the General Partner from incurring any taxes under Section 857, Section 4981 or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

6.4.5                     Neither the General Partner nor any of its Affiliates shall have any obligation to cause the Partnership to take any action that would result in personal liability to the General Partner, its principals or any of its Affiliates in their capacity as guarantor of any loan that is obtained by the Partnership, notwithstanding that the failure to take any such action might result in the total or partial loss of the Partnership’s interest in some or all of the Partnership’s Property.  Such action may include transferring Real Estate to a lender pursuant to a deed in lieu of foreclosure.  Any action or inaction by the General Partner or any of its Affiliates that is intended to avoid personal liability under any guaranty related to a loan that is obtained by the Partnership will not constitute a breach of any fiduciary or other duty that the General Partner or their Affiliates may owe the Partnership or the Partners.

6.4.6                     The Limited Partners acknowledge that it shall not be a breach of any fiduciary duty or fiduciary obligation or any other duty or obligation if the General Partner votes its Partnership Interests in its own best interest with respect to any vote or consent.

6.4.7                     Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5                               Reimbursement of General Partner.

6.5.1                     Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Sections 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

6.5.2                     The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for all REIT Expenses and Administrative Expenses incurred by the General Partner.  Reimbursement of REIT Expenses and Administrative Expenses shall be treated as an expense of the Partnership and not as allocations of Partnership income or gain.

6.6                               Outside Activities.  Subject to Section 6.8, the Charter and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, or any officer, director, trustee, manager, employee, agent, Affiliate or owner of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership.  Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities.  None of the Limited Partners or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.7                               Employment or Retention of Affiliates.

6.7.1                     Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as an advisor, a buyer, lessor, lessee, manager, property manager, asset manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor which the General Partner determines to be fair and reasonable.

6.7.2                     The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole discretion of the General Partner; provided that any such arrangements (other than arrangements with wholly-owned subsidiaries) shall be on terms not less favorable to the Partnership than could have been obtained from a third party in an arm’s length transaction.  The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

6.7.3                     The Partnership may transfer assets to Joint Ventures, limited corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems to be consistent with this Agreement, applicable law and the REIT status of the General Partner; provided that any such arrangements shall be on terms not less favorable to the Partnership than could have been obtained from a third party in an arm’s length transaction.

6.7.4                     Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Partnership.

6.8                               General Partner Participation.  The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of any Property shall be conducted through the Partnership, a Subsidiary, a Subsidiary Partnership or a taxable REIT Subsidiary (within the meaning of Section 856(l) of the Code); provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors, if any.  The General Partner is also allowed to hold cash to fund its expenses, including the redemption of REIT Shares.

6.9                               Title to Partnership Assets.  Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.  Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or 1 or more nominees, as the General Partner may determine, including Affiliates of the General Partner.  The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.  All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10                        Miscellaneous.  In the event the General Partner redeems any REIT Shares (other than REIT Shares redeemed in accordance with any redemption program of the General Partner), then the General Partner shall cause the Partnership to purchase from the General Partner a number of General Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner exchanged such REIT Shares.  Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of General Partnership Units held by the General Partner.  In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s General Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

7.                                      Changes in General Partner.

7.1                               Transfer of a General Partnership Interest.

7.1.1                     The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as the General Partner except as provided in, or in connection with a transaction contemplated by, Section 7.1.2, 7.1.3 or 7.1.4.

7.1.2                     Except as otherwise provided in Section 7.1.3 and 7.1.4, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or the sale of all or substantially all of its assets, (other than in connection with a change in the General Partner’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a “Transaction”), unless:

(a)                                 the Partners approve pursuant to a Majority Vote;

(b)                                 as a result of such Transaction, all Common Limited Partners will receive for each Common Limited Partnership Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of 1 REIT Share in consideration for 1 REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (the “Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each Common Limited Partner shall be given the option to exchange its Common Limited Partnership Units for the greatest amount of cash, securities or other property which a Common Limited Partner holding Common Limited Partnership Units would have received had it (i) exercised its Exchange Right and (ii) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(c)                                  the General Partner is the surviving entity in the Transaction and either (i) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (ii) all Common Limited Partners (other than the General Partner or any Subsidiary) receive (A) in exchange for their Common Limited Partnership Units, an amount of cash, securities or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and (B) the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

7.1.3                     Notwithstanding Section 7.1.2, the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than General Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for General Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith or the Partnership is merged with an operating partnership of a REIT and comparable units in the other operating partnership are received by the Limited Partners and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder.  Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 7.1.3.  The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Common Limited Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible.  Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Common Limited Partnership Units could have acquired had such Common Limited Partnership Units been exchanged immediately prior to such merger or consolidation.  Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for herein with respect to the Conversion Factor.  The Surviving General Partner also shall in good faith modify the definition of REIT Shares and make such amendments to Sections 8.4 and 8.5 so as to approximate the existing rights and obligations set forth in Sections 8.4 and 8.5 as closely as reasonably possible.  The above provisions of this Section 7.1.3 shall similarly apply to successive mergers or consolidations permitted hereunder.

7.1.4                     Notwithstanding Section 7.1.2,

(a)                                 the General Partner may transfer all or any portion of its General Partnership Interest to (i) a wholly-owned Subsidiary of such General Partner or (ii) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(b)                                 the General Partner may engage in any transaction that is not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

7.2                               Admission of a Substitute or Additional General Partner.  A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

7.2.1                     the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 in connection with such admission shall have been performed;

7.2.2                     if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

7.2.3                     counsel for the Partnership shall have rendered an opinion (relying on or obtaining such opinions from other counsel as may be necessary) that (i) the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act and (ii) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (A) the Partnership to be classified other than as a partnership for federal income tax purposes, or (B) the loss of any Limited Partner’s limited liability.

7.3                               Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

7.3.1                     Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4.1) or the death, withdrawal, removal or dissolution (without reconstitution) of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution (without reconstitution), Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3.2.  The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

7.3.2                     Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4.1) or the death, withdrawal, removal or dissolution (without reconstitution) of a General Partner (except that, if a General Partner is, on the date of such occurrence, a partnership, the withdrawal, death, dissolution (without reconstitution), Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Common Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 7.2 and any other provisions of this Agreement, a substitute General Partner by a Partnership Vote.  If the Common Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.4                               Removal of a General Partner.

7.4.1                     Upon the occurrence of an Event of Bankruptcy as to, or the dissolution (without reconstitution) of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution (without reconstitution), Event of Bankruptcy as to, or removal of, a partner in, such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners.  The Limited Partners may not remove the General Partner, with or without cause.

7.4.2                     If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a Partnership Vote in accordance with Section 7.3.2 and otherwise be admitted to the Partnership in accordance with Section 7.2.  At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner as a result of the event that caused the removal.  Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and the Limited Partners pursuant to a Partnership Vote within 10 days following the removal of the General Partner.  In the event that the parties are unable to agree upon an appraiser, the removed General Partner and the Limited Partners pursuant to a Partnership Vote, shall select an appraiser.  Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the 2 appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the 2 appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than 60 days after the removal of the General Partner.  In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the 2 appraisals closest in value.

7.4.3                     The General Partnership Interest of a removed General Partner, until transfer under Section 7.4.2, shall be converted to that of a special Common Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, Profit, gain or Loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners.  Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4.2.

7.4.4                     All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

8.                                      Rights and Obligations of the Limited Partners.

8.1                               Management of the Partnership.  The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for or on behalf of the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.2                               Power of Attorney.  Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement, including, without limitation, Sections 8.4 and 8.5, and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.3                               Limitation on Liability of Limited Partners.  No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership.  A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder.  After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.4                               Exchange Right.

8.4.1                     Subject to the provisions in this Section 8.4 and the provisions of any agreements between the Partnership and 1 or more Common Limited Partners with respect to Common Limited Partnership Units held by them, each Common Limited Partner shall have the right (the “Exchange Right”), beginning on the Exchange Date, to require the Partnership to exchange on a Specified Exchange Date all or a portion of the Common Limited Partnership Units held by such Common Limited Partner for the applicable Cash Amount to be paid by the Partnership (with the Cash Amount determined 60 business days after the receipt of the Exchange Notice for purposes of this Section 8.4), provided that such Common Limited Partnership Units shall have been outstanding for at least 1 year.  The Exchange Right shall be exercised pursuant to the delivery of an Exchange Notice to the Partnership (with a copy to the General Partner) by the Common Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Common Limited Partnership Units subject to the Exchange Notice pursuant to Section 8.4.2; and provided, further, that no Common Limited Partner may deliver more than 2 Exchange Notices during each calendar year.  A Common Limited Partner may not exercise the Exchange Right for less than 1,000 Common Limited Partnership Units or, if such Common Limited Partner holds less than 1,000 Common Limited Partnership Units, all of the Common Limited Partnership Units held by such Partner.  The Exchanging Partner shall have no right, with respect to any Common Limited Partnership Units so exchanged, to receive any distribution paid with respect to Common Limited Partnership Units if the record date for such distribution is on or after the Specified Exchange Date.

8.4.2                     Notwithstanding the provisions of Section 8.4.1, a Common Limited Partner that exercises the Exchange Right shall be deemed to have also offered to sell the Common Limited Partnership Units described in the Exchange Notice to the General Partner, and the General Partner may, in its sole discretion, elect to purchase directly and acquire such Common Limited Partnership Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Common Limited Partnership Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Common Limited Partnership Units.  If the General Partner shall elect to exercise its right to purchase Common Limited Partnership Units under this Section 8.4.2 with respect to the Exchange Notice, it shall so notify the Exchanging Partner within 10 business days after the receipt by the General Partner of such Exchange Notice.  Unless the General Partner (in its sole discretion) shall exercise its right to purchase Common Limited Partnership Units from the Exchanging Partner pursuant to this Section 8.4.2 the General Partner shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right.  In the event the General Partner shall exercise its right to purchase Common Limited Partnership Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.4.2, the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner and the General Partner shall treat the transaction between the General Partner and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Common Limited Partnership Units to the General Partner.

8.4.3                     Notwithstanding the provisions of Sections 8.4.1 and 8.4.2, a Common Limited Partner shall not be entitled to exercise the Exchange Right if such exercise would result in, (i) any Person owning shares of the General Partner in excess of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit (or, if applicable, the Excepted Holder Limit), (ii) the REIT Shares being owned by less than 100 persons, (iii) the General Partner being “closely held” within the meaning of Section 856(h) of the Code or (iv) the General Partner owning, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.  The General Partner, in its sole discretion, may waive any of the restriction on exchange set forth in this Section 8.4.3.

8.4.4                     Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of the REIT Shares upon exercise of the Exchange Right including, without limitation, an assignment of the Common Limited Partnership Units.  Each Common Limited Partner represents, warrants and certifies that it has, and will have, marketable and unencumbered title to its Common Limited Partnership Units, free and clear of any liens or the rights or interest of any other Person and covenants and agrees to deliver its Common Limited Partnership Units free of any such items.  The Common Limited Partner further represents, warrants and certifies that it has, and will have, the full right, power and authority to transfer and surrender its Common Limited Partnership Units and that it has obtained, and will obtain, the consent or approval of all Persons, if any, having the right to consent to or approve of such transfer and surrender.  The General Partner shall have no obligation to acquire Common Limited Partnership Units (i) to the extent that any such Common Limited Partnership Units are subject to any liens, encumbrances or the right or interest of any other Person or (ii) in the event that the Common Limited Partner shall fail to give the General Partner adequate assurances that such Common Limited Partnership Units are not subject to any such liens, encumbrances or the right or interest of any other Person or shall fail to fully indemnify the General Partner as set forth below; provided, however, the General Partner may, in its sole discretion, acquire Common Limited Partnership Units subject to a lien, encumbrance or right of another Person and in such case the General Partner shall reduce the Cash Amount (or REIT Shares Amount) paid to the Common Limited Partner by the amount of the lien, encumbrance or right of any other Person.  The Common Limited Partner agrees to indemnify and hold the General Partner harmless from and against any and all liabilities, charges, costs and expenses relating to such Common Limited Partner’s Common Limited Partnership Units which are subject to the Exchange Right including, without limitation, with respect to any liens, encumbrances or rights or interests of other Persons.  Each Common Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Common Limited Partnership Units to the General Partner pursuant to the Exchange Right, such Common Limited Partner shall assume and pay such transfer tax.

8.4.5                     Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 8.4 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to 180 days.  Notwithstanding the foregoing, the General Partner agrees to use its commercially reasonable efforts to cause the closing of the exchange to occur as quickly as reasonably possible.

8.4.6                     Notwithstanding any other provision of this Agreement (and considering the provision set forth in Section 9.7.3), the General Partner shall place appropriate restrictions on the ability of the Common Limited Partners to exercise their Exchange Rights or limit any transfer as and if deemed necessary to ensure that the Partnership is not treated as a corporation or a “publicly traded partnership” under Section 7704 of the Code.  If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each Common Limited Partner and each other Person that holds interests in the Partnership convertible for, or other instruments exercisable for, Common Limited Partnership Units.

8.4.7                     A fee may be charged in connection with an exercise of Exchange Rights pursuant to this Section 8.4 to cover the expenses of the Partnership or the General Partner.

8.4.8                     The exercise of an Exchange Right by a Common Limited Partner will be subject to compliance with securities laws applicable to the exchange and therefore the Exchange Right may not be exercisable in the absence of an effective registration statement or an available exemption from registration.

8.5                               Call Right.

8.5.1                     In the event of a Termination Event or immediately prior to a Termination Event, the General Partner shall have the right (the “Call Right”) to purchase all of the Common Limited Partnership Units held by a Common Limited Partner (a “Called Unit”), at a price equal to the Cash Amount; provided, however, that the General Partner may, in its sole discretion, beginning on or after the Exchange Date, elect to purchase such Called Units by paying to the Common Limited Partner in question the REIT Shares Amount in lieu of the Cash Amount.  The Call Right shall be exercised pursuant to a notice (the “Call Notice”) delivered by the General Partner to the Common Limited Partner.  The General Partner may not exercise the Call Right for less than all of the Called Units.  A Common Limited Partner receiving the Call Notice described above shall have no rights with respect to any interest in the Partnership other than the right to receive payment for its interest in the Partnership in cash or REIT Shares in accordance with this Section 8.5.  An assignee of a Common Limited Partner shall be bound by and subject to the Call Right of the General Partner pursuant to this Section 8.5.  In connection with any exercise of such Call Right by the General Partner with respect to an assignee, the Cash Amount (or REIT Shares Amount) shall be paid by the General Partner directly to such assignee and not to the Common Limited Partner from which such assignee acquired its Called Units.  The Call Right may be assigned to any acquiring company pursuant to a Termination Event.

8.5.2                     Within 30 days after the delivery of the Call Notice by the General Partner to the Common Limited Partners under this Section 8.5, the General Partner (subject to the limitations set forth in Section 8.5.4) shall transfer and deliver the Cash Amount (or the REIT Shares Amount) to the Common Limited Partners or, as applicable, their assignees, whereupon the General Partner (or its designee) shall acquire the Called Units of such Common Limited Partners or, as applicable, their assignees, and shall be treated for all purposes of this Agreement as the owner of such Called Units.

8.5.3                     In the event that the General Partner elects to pay such Common Limited Partner in the form of the REIT Shares Amount and such REIT Shares Amount is not a whole number of REIT Shares, the Common Limited Partner shall be paid (i) the number of REIT Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional REIT Share which would otherwise be payable to the Common Limited Partner.

8.5.4                     In determining whether to elect to pay the REIT Shares Amount in lieu of the Cash Amount in Sections 8.5.1, 8.5.2 and 8.5.3, the General Partner shall consider whether such election would result in, (i) any Person owning shares of the General Partner in excess of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit (or, if applicable, the Excepted Holder Limit),

(ii) the REIT Shares being owned by less than 100 persons, (iii) the General Partner being “closely held” within the meaning of Section 856(h) of the Code or (iv) the General Partner owning, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.  The General Partner, in its sole discretion, may elect to pay the REIT Shares Amount despite the fact that it would result in any of the occurrences set forth in this Section 8.5.4.

8.5.5                     Each Common Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of the REIT Shares upon exercise of the Call Right including, without limitation, an assignment of the Called Units.  Each Common Limited Partner represents, warrants and certifies that it has, and will have, marketable and unencumbered title to its Called Units, free and clear of any liens or the rights or interest of any other Person and covenants and agrees to deliver its Called Units free of any such items.  The Common Limited Partner further represents, warrants and certifies that it has, and will have, the full right, power and authority to transfer and surrender its Called Units and that it has obtained, and will obtain, the consent or approval of all Persons, if any, having the right to consent to or approve of such transfer and surrender.  The General Partner shall have no obligation to acquire Called Units (i) to the extent that any such Called Units are subject to any liens, encumbrances or the right or interest of any other Person or (ii) in the event that the Common Limited Partner shall fail to give the General Partner adequate assurances that such Called Units are not subject to any such liens, encumbrances or the right or interest of any other Person or shall fail to fully indemnify the General Partner as set forth below; provided, however, the General Partner may, in its sole discretion, acquire Called Units subject to a lien, encumbrance or right of another Person and in such case the General Partner shall reduce the Cash Amount (or REIT Shares Amount) paid to the Common Limited Partner by the amount of the lien, encumbrance or right of any other Person.  The Common Limited Partner agrees to indemnify and hold the General Partner harmless from and against any and all liabilities, charges, costs and expenses relating to such Common Limited Partner’s Called Units which are subject to the Call Right or the exercise of the Call Right including, without limitation, with respect to any liens, encumbrances or rights or interests of other Persons.  Each Common Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Called Units to the General Partner pursuant to the exercise of the Call Right, such Common Limited Partner shall assume and pay such transfer tax.

8.6                               Put Option.

8.6.1                     In the event of a Termination Event or immediately prior to a Termination Event, the Series B Limited Partners shall have the right (the “Put Right”) to sell all or a portion of their Series B Limited Partnership Units (a “Put Unit”) to the Partnership for cash, at a price equal to the fair market value as set forth in Section 8.6.4.  The Series B Limited Partners may, in their sole discretion, elect to take the consideration offered in the Termination Event.  The Put Right shall be exercised pursuant to a notice (the “Put Notice”) delivered by a Series B Limited Partner to the General Partner.  An assignee of a Series B Limited Partner shall receive the Put Right set forth in this Section 8.6.  In connection with any exercise of such Put Right by an assignee of a Series B Limited Partner, the fair market value of the Put Units shall be paid by the Partnership directly to such assignee and not to the Series B Limited Partner from which such assignee acquired its Put Units.

8.6.2                     Within 30 days after the delivery of the Put Notice by a Series B Limited Partner to the General Partner under this Section 8.6, the Partnership shall transfer and deliver the fair market value of the Put Units to such Series B Limited Partner or, as applicable, its assignee, whereupon the Partnership shall acquire the Put Units of such Series B Limited Partner or, as applicable, its assignee, and such Put Units shall no longer be considered outstanding.

8.6.3                     Each Series B Limited Partner represents, warrants and certifies that it has, and will have, marketable and unencumbered title to its Put Units, free and clear of any liens or the rights or interest of any other Person and covenants and agrees to deliver its Put Units free of any such items.  Each Series B Limited Partner further represents, warrants and certifies that it has, and will have, the full right, power and authority to transfer and surrender its Put Units and that it has obtained, and will obtain, the consent or approval of all Persons, if any, having the right to consent to or approve of such transfer and surrender.  The Partnership shall have no obligation to acquire Put Units (i) to the extent that any such Put Units are subject to any liens, encumbrances or the right or interest of any other Person or (ii) in the event that the Series B Limited Partner shall fail to give the Partnership adequate assurances that such Put Units are not subject to any such liens, encumbrances or the right or interest of any other Person or shall fail to fully indemnify the Partnership as set forth below; provided, however, the Partnership may, in its sole discretion, acquire Put Units subject to a lien, encumbrance or right of another Person and in such case the Partnership shall reduce the fair market value of the Put Units paid to the Series B Limited Partner by the amount of the lien, encumbrance or right of any other Person.  The Series B Limited Partner agrees to indemnify and hold the General Partner and the Partnership harmless from and against any and all liabilities, charges, costs and expenses relating to such Series B Limited Partner’s Put Units or the exercise of its Put Right including, without limitation, with respect to any liens, encumbrances or rights or interests of other Persons.  Each Series B Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Put Units to the Partnership pursuant to the exercise of the Put Right, such Series B Limited Partner shall assume and pay such transfer tax.

8.6.4                     The value of the Put Units being sold pursuant to this Section 8.6 shall be equal to the amount the Series B Limited Partners would have received if all of the assets of the Partnership were sold at the Transaction Value, all liabilities of the Partnership were paid in full and all remaining funds were distributed to the Partners in accordance with this Agreement.  In the event that the Put Units being sold pursuant to this Section 8.6 have the right to the amounts set forth in Sections 5.2.6, 5.2.7 and 5.2.8, such net amounts shall be presumed to be the same value assigned to the per Common Limited Partnership Unit pursuant to the Transaction Event.  The fair market value of a Put Unit shall be determined by agreement between the Partnership and a majority of the Series B Limited Partners who are making an election pursuant to this Section 8.6.  If the Partnership and a majority of the Series B Limited Partners who are making an election pursuant to this Section 8.6 cannot agree upon the fair market value of the Put Units being sold pursuant to this Section 8.6 within 30 days, the fair market value thereof shall be determined by an independent accountant selected by the Partnership and approved by a majority of the Series B Limited Partners who are making an election pursuant to this Section 8.6.  The decision of the accountant selected pursuant to this Section 8.6.4 will be final and binding and may be enforced by legal proceedings.  The Partnership and a majority of the Series B Limited Partners selling Put Units pursuant to this Section 8.6 shall each compensate the accountant appointed pursuant to this Section 8.4.6 equally.

9.                                      Transfers of Limited Partnership Interests.

9.1                               Purchase for Investment.

9.1.1                     Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interest is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

9.1.2                     Each Limited Partner agrees that it will not sell, assign or otherwise transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1.1 and similarly agrees not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.2                               Restrictions on Transfer of Limited Partnership Interests.

9.2.1                     Subject to the provisions of this Section 9.2, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole discretion.  Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect.  The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

9.2.2                     No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by Section 9.2.1 or Section 9.2.3 or a Transfer made pursuant to Section 9.5) of all of its Limited Partnership Units pursuant to this Section 9 or pursuant to an exchange of all of its Common Limited Partnership Units pursuant to Section 8.4.  Upon the permitted Transfer or redemption of all of a Limited Partner’s Limited Partnership Interest, such Limited Partner shall cease to be a Limited Partner.

9.2.3                     Notwithstanding Section 9.2.1 and subject to Sections 9.2.4, 9.2.5 and 9.2.6, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Limited Partnership Units to (i) a parent or parent’s spouse, natural or adopted descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such Person(s), of which trust such Limited Partner or any such Person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above or (iii) if the Limited Partner is an entity, its beneficial owners.

9.2.4                     No Limited Partner may effect a Transfer of its Limited Partnership Interests, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would violate any applicable federal or state securities or blue sky law (including investment suitability standards).

9.2.5                     No Transfer by a Limited Partner of its Limited Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of the General Partner based on the advice of legal counsel for the Partnership, if appropriate, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of the General Partner based on the advice of legal counsel for the Partnership, if appropriate, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) the General Partner determines that such transfer may be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder; provided, however, that the restriction set forth in this item (iii) shall not apply until the Partnership has more than 100 Partners.

9.2.6                     No Limited Partner may transfer any Limited Partnership Units to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Limited Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

9.2.7                     Any Transfer in contravention of any of the provisions of this Section 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

9.2.8                     Prior to the consummation of any Transfer under this Section 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.3                               Admission of Substitute Limited Partner.

9.3.1                     Subject to the other provisions of this Section 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner, which consent may be granted or withheld in its sole discretion and upon the satisfactory completion of the following:

(a)                                 The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(b)                                 To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(c)                                  The assignee shall have delivered a letter containing the representation set forth in Section 9.1.1 and the agreement set forth in Section 9.1.2.

(d)                                 If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(e)                                  The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2.

(f)                                   The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(g)                                  The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole discretion.

9.3.2                     For the purpose of allocating Profit and Loss and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner on the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

9.3.3                     The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section 9.3 and making all official filings and publications.  The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Section 9 to the admission of such Person as a Limited Partner of the Partnership.

9.4                               Rights of Assignees of Limited Partnership Units.

9.4.1                     Subject to the provisions of Sections 9.1 and 9.2, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Limited Partnership Units until the Partnership has received notice thereof.

9.4.2                     Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Units, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Units, shall be subject to all the provisions of this Section 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Units.

9.5                               Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner.  The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, and any such Person shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.6                               Joint Ownership of Interests.  A Partnership Interest may be acquired by 2 individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same personal residence.  The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only 1 joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners.  Upon the death of 1 owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee.  The Partnership need not recognize the death of 1 of the owners of a jointly-held Partnership Interest until it shall have received notice of such death.  Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into 2 equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

9.7                               Repurchase of Units.

9.7.1                     Following the date of acquisition of Limited Partnership Units by a Limited Partner (the “Acquisition Date”), upon the written request of such Limited Partner (executed by the trustee or authorized agent in the case of a retirement plan) and in the sole discretion of the General Partner the Partnership may repurchase the Limited Partnership Units of such Limited Partner.

9.7.2                     In the event that any REIT Shares are redeemed, the Partnership shall redeem the appropriate number of Limited Partnership Units at the same applicable price.

9.7.3                     Notwithstanding the above or the restrictions in Section 9.2, the Partnership shall not purchase (after considering the provision in Section 8.4) more than 10% in the aggregate of the total

Limited Partnership Units (other than those excluded by Treasury Regulation Section 1.7704-1(k)(1)(ii)) of the Partnership per annum reduced by the percentage of any transfers made under Treasury Regulation Sections 1.7704-1(g) or transfers that do not qualify for safe harbor treatment under the Treasury Regulations (which excludes private transfers described in Treasury Regulation Section 1.7704-1(e)); provided, however, that the restriction set forth in this Section 9.7.3 shall not apply until the Partnership has more than 100 Partners.

9.7.4                     The Partnership may enter into separate redemption agreements with Limited Partners in the sole discretion of the General Partner.

10.                               Books and Records; Accounting; Tax Matters.

10.1                        Books and Records.  The General Partner shall keep customary and appropriate books and records relating to the Partnership.  The General Partner will obtain annual audited financial reports for the Partnership, at the Partnership’s expense, which will be provided to the Limited Partners upon the written request of the Limited Partner.  The General Partner shall keep customary and appropriate books and records of account for the Partnership at the General Partner’s principal place of business; provided, however, any inspection, examination and copying of the Partnership’s books and records (i) shall only be for any purpose reasonably related to the Limited Partner’s interest as a Limited Partner of the Partnership as determined by the General Partner in the General Partner’s sole discretion and (ii) shall be limited to information regarding the business and financial condition of the Partnership and shall specifically exclude any and all personal information with respect to the Limited Partners, including, but not limited to, the names, addresses, email addresses and phone numbers of the Limited Partners.  The Limited Partners may inspect, examine and copy the Partnership’s books and records other than any information related to any other Limited Partner at any time during normal business hours.  The General Partner shall maintain appropriate books and records in order to provide reports of income and expenses to each Limited Partner as necessary for such Limited Partner to prepare such Limited Partner’s income tax returns.  Notwithstanding the foregoing, no Limited Partner shall have the right to information regarding the other Limited Partners and the General Partner shall not disclose such information to any Limited Partner and no personal information concerning any of the Limited Partners, such as names and addresses, shall be disclosed by the General Partner.

10.2                        Custody of Partnership Funds; Bank Accounts.

10.2.1              All funds of the Partnership not otherwise invested shall be deposited in 1 or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

10.2.2              All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds.  The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2.2.

10.3                        Fiscal and Taxable Year.  The fiscal and taxable year of the Partnership shall be the calendar year.

10.4                        Annual Tax Information and Report.  The General Partner will use its best efforts to supply within 75 days after the end of each fiscal year of the Partnership to each Person who was a

Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

10.5                        Partnership Representative; Tax Elections; Special Basis Adjustments.

10.5.1              The General Partner shall be the “partnership representative” for purposes of Section 6223 and 6231 of the Code, as amended by Section 1101 of the Bipartisan Budget Act of 2015, and shall, at the Partnership’s expense, cause to be prepared and timely filed after the end of each taxable year of the Partnership all federal and state income tax returns required of the Partnership for such taxable year.  If any state or local tax law provides for a partnership representative or Person having similar rights, powers, authority or obligations, the General Partner shall also serve in such capacity.  The Partnership shall make such elections pursuant to the provisions of the Code as the General Partner, in its sole discretion, deems appropriate (including, in the General Partner’s sole discretion, an election under Section 754 of the Code or an election to have the Partnership treated as an “electing investment partnership” for purposes of Section 743 of the Code).

10.5.2              If any audit adjustment results in an underpayment of tax that is imputed to the Partnership and would be assessed and collected at the Partnership level in the period that the adjustment becomes final, the Partnership may, in the sole discretion of the General Partner, elect:

(a)                                 to pay an imputed underpayment as calculated under Section 6225(b) of the Code with respect to such adjustment, including interest, penalties and related tax (“Imputed Underpayment”) in the Adjustment Year or otherwise take the Internal Revenue Service adjustment into account in the Adjustment Year.  The General Partner shall use commercially reasonable efforts to reduce the amount of such Imputed Underpayment on account of the tax-exempt status (as defined in Section 168(h)(2) of the Code) of any Limited Partners as provided in Section 6225(c)(3) of the Code.  Each Limited Partner agrees to indemnify and hold harmless the Partnership and the General Partner from and against any liability with respect to the Limited Partner’s proportionate share of any Imputed Underpayment, regardless of whether such Limited Partner is a Limited Partner in the Adjustment Year, and to promptly pay its proportionate share of any Imputed Underpayment to the Partnership within 15 days following the General Partner’s request for payment and any amount that is not funded shall be treated in accordance with Section 5.2.4.  Each Limited Partner’s proportionate share shall be determined by the General Partner in good faith taking into account each Limited Partner’s (or former Partner’s) particular status, including its tax-exempt or non-United States status, its interest in the Partnership in the “Reviewed Year,” and its timely provision of information necessary to reduce the amount of Imputed Underpayment set forth in Section 6225(c) of the Code; or

(b)                                 under Section 6226(a) of the Code, as amended by the Bipartisan Act of 2015, to cause the Partnership to issue adjusted Schedule K-1s or any other similar statement prescribed by the Code, Treasury Regulations or other administrative guidance published by the Internal Revenue Service or other taxing authority to each applicable Partner for the Reviewed Year, who will then be required to pay their allocable share of tax otherwise attributable to the Partnership.  Each Partner hereby agrees and consents to such election and agrees to take any action, and furnish the General Partner with any information necessary to give effect to such election, as required by such Section 6226(a) of the Code and applicable Treasury Regulations or other administrative guidance published by the Internal Revenue Service or other taxing authority.

10.6                        Reports to Limited Partners.  As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), upon written request by a Limited Partner to the General Partner, the General Partner shall make available to such Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles.  As soon as practicable after the close of each fiscal year, upon written request by a Limited Partner to the General Partner, the General Partner shall make available to such Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles.  The annual financial statements shall be audited by accountants selected by the General Partner.

11.                               Amendment of Agreement; Merger; Meetings.

11.1                        Amendments in General and as Related to Merger.  The General Partner’s consent shall be required for any amendment to this Agreement.  The General Partner, without the consent of the Limited Partners, may (i) amend this Agreement in any respect or (ii) merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1.2, 7.1.3 or 7.1.4; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require a Majority Vote:

11.1.1              any amendment affecting the operation of the Conversion Factor or the Exchange Right (except as provided in Section 8.4.5 or 7.1.3)) in a manner adverse to the Common Limited Partners;

11.1.2              any amendment that would adversely affect the rights of the Common Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.2; or

11.1.3              any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

11.2                        Amendment without the Consent of the Limited Partners.  The General Partner, without the consent of the Limited Partners, may amend this Agreement for any amendment to:

11.2.1              add or modify a distribution reinvestment plan for the General Partner or the Partnership;

11.2.2              modify the allocation provisions of the Agreement to comply with Code Section 704(b);

11.2.3              add to the representations, duties, services or obligations of the General Partner or any Affiliates for the benefit of the Limited Partners;

11.2.4              cure any ambiguity or mistake, correct or supplement any provision in the Agreement that may be inconsistent with any other provision, or make any other provision with respect to matters or questions arising under the Agreement that will not be inconsistent with the provisions of the Agreement;

11.2.5              amend the Agreement to reflect the addition or substitution of Limited Partners or the reduction of the Capital Accounts upon the return of capital to the Limited Partners;

11.2.6              minimize the adverse impact of, or comply with, any “plan assets” for ERISA purposes;

11.2.7              execute, acknowledge and deliver any and all instruments to effectuate the foregoing, including the execution, acknowledgment and delivery of any such instrument by the attorney-in-fact for the General Partner under a special or limited power of attorney and to take all such actions in connection therewith as the General Partner deems necessary or appropriate with the signature of the General Partner acting alone;

11.2.8              change the name and/or principal place of business of the Partnership;

11.2.9              decrease the rights and powers of the General Partner (so long as such decrease does not impair the ability of the General Partner to manage the Partnership and conduct its business affairs);

11.2.10       sell preferred units and other securities and admit preferred limited partners and other limited partners to the Partnership;

11.2.11       make any changes necessary or advisable to enable the General Partner to qualify or maintain its status as a REIT;

11.2.12       establish or amend exchange rights for the exchange of Units for an equivalent number of REIT Shares;

11.2.13       establish or amend a Unit repurchase program;

11.2.14       make any changes necessary or advisable to satisfy concerns of the Commission, any state securities regulator or any stock exchange in connection with a securities offering by the General Partner or otherwise; or

11.2.15       enter into a merger or other business combination.

No amendment will be adopted pursuant to 11.2.9 or 11.2.13 unless approved by a Majority Vote unless the adoption thereof (i) is for the benefit of and not adverse to the interests of the Limited Partners as determined by the General Partner and (ii) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

11.3                        Amendments Requiring Approval of Series B Limited Partners.  Any amendments to the allocation and distribution provisions relating to the Series B Limited Partnership Units set forth in Sections 5.1.8, 5.2.6, 5.2.7 and 5.2.8, the Put Option set forth in Section 8.6 and any other rights of the Series B Limited Partners appearing elsewhere in this Agreement shall require the approval of the Series B Limited Partners.

11.4                        Meetings of Partners.

11.4.1              The Partners may but shall not be required to hold any annual, periodic or other formal meetings.  Meetings of the Partners may be called by the General Partner or by any Limited Partner or Limited Partners holding at least 10% of the Common Limited Partnership Units in the Partnership.

11.4.2              The Partner or Partners calling the meeting may designate any place within the State of Delaware as the place of meeting for any meeting of the Partners; and Partners holding at least a majority of the Common Limited Partnership Units in the Partnership may designate any place outside the State of Delaware as the place of meeting for any meeting of the Partners.  If no designation is made, or if a special meeting is called, the place of meeting shall be the principal place of business of the Partnership.

11.4.3              Except as provided in Section 11.4.4, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 90 days before the date of the meeting, either personally or by mail, by or at the direction of the Partner or Partners calling the meeting, to each Partner entitled to vote at such meeting and to each Partner not entitled to vote who is entitled to notice of the meeting.

11.4.4              Anything in this Agreement to the contrary notwithstanding, with respect to any meeting of the Partners, any Partner who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Partner attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

11.4.5              If all of the Partners shall meet at any time and place, either within or outside of the State of Delaware, in person or by proxy, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

11.4.6              For the purpose of determining Partners entitled to notice of or to vote at any meeting of Partners or any adjournment thereof, the date on which notice of the meeting is mailed shall be the record date.  When a determination of Partners entitled to vote at any meeting of Partners has been made as provided in this Section, such determination shall apply to any adjournment thereof.

11.4.7              Partners holding at least 30% of the Partnership Units entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum at any meeting of Partners.  In the absence of a quorum at any such meeting, Partners holding at least a majority of Partnership Units so represented may adjourn the meeting to another time and place.  Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.  No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 120 days.  The Partners present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number Partnership Units whose absence would cause less than a quorum to be present.

11.4.8              If a quorum is present, the affirmative vote of Partners holding a majority of the Partnership Units entitled to vote, present in person or represented by proxy, shall be binding on all Partners, unless the vote of a greater or lesser proportion or number of Partnership Units or Partners is otherwise required by applicable law or by this Agreement.  Unless otherwise expressly provided herein or required under applicable law, Partners who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Partners’ vote or consent is required may vote or consent upon any such matter and their Partnership Units, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Partners.

11.4.9              At all meetings of Partners, a Partner may vote in person or by proxy executed in writing by the Partner or by the Partner’s duly authorized attorney-in-fact.  Such proxy shall be filed with the General Partner before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

11.4.10       Action required or permitted to be taken at a meeting of Partners may be taken without a meeting if the action is evidenced by 1 or more written consents or approvals describing the action taken and signed by Partners holding sufficient Partnership Units, as the case may be, to approve such action had such action been properly voted on at a duly called meeting of the Partners.  Action taken under this Section 11.4.10 is effective when the requisite Partners or Partners with the requisite Partnership Units have signed the consent or approval, unless the consent specifies a different effective date.

12.                               General Provisions.

12.1                        Notices.  All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth on Exhibit A; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address.  Notices to the Partnership shall be delivered at or mailed to its specified office.

12.2                        Survival of Rights.  Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.3                        Additional Documents.  Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.4                        Severability.  If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.5                        Entire Agreement.  This Agreement and attached exhibits constitute the entire agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.6                        Pronouns and Plurals.  When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.7                        Headings.  The Section headings or Sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Section.

12.8                        Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute 1 and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.9                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that any cause of action for any violation of federal or state securities laws shall not be governed by this Section 12.9.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Limited Partnership Agreement, all as of April 11, 2018.

GENERAL PARTNER:

LODGING FUND REIT III, INC., a Maryland corporation

By:	/s/ Corey R. Maple
Corey R. Maple
Chief Executive Officer

SERIES B LIMITED PARTNER:

LEGENDARY CAPITAL REIT III, LLC, a Delaware limited liability company

By:	/s/ Corey R. Maple
Corey R. Maple
Chief Executive Officer

EXHIBIT A

PARTNERS’ CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Partner	Contributed Property	Agreed Net Value of Capital Contribution	Partnership Units	Series B Partnership Units	% Interest	Series B % Interests

GENERAL PARTNER:

Lodging Fund REIT III, Inc.				—	100%	—

SERIES B LIMITED PARTNER:

Legendary Capital REIT III, LLC			—	1,000	—	100%

COMMON LIMITED PARTNERS:

Totals				10	100%	100%

EXHIBIT B

NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with Section 8.4 of the Limited Partnership Agreement (the “Agreement”) of Lodging Fund REIT III OP, LP., the undersigned hereby irrevocably (i) presents for exchange Common Limited Partnership Units in Lodging Fund REIT III OP, LP., in accordance with the terms of the Agreement and the Exchange Right referred to in Section 8.4, (ii) surrenders such Common Limited Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: , 20	(Name of Limited Partner)

By:
(Signature of Limited Partner)

Mailing Address:

	(City)	(State)	(Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name

Social Security or Tax I.D. Number

EXHIBIT C

CALL NOTICE

In accordance with the Limited Partnership Agreement of Lodging Fund REIT III OP, LP (the “Agreement”), the undersigned hereby irrevocably exercises its Call Right (as defined in the Agreement) with regard to all of the Common Limited Partnership Units (the “Called Units”) owned by the undersigned (the “Called Partner”) in Lodging Fund REIT III OP, LP.  The undersigned shall pay the Cash Amount to the Called Partner at the notice address of the Called Partner provided in the Agreement upon receipt of (i) an assignment of the Called Units duly executed by the Called Partner transferring all right, title and interest in the Called Units to the undersigned along with any certificate evidencing such Called Units, (ii) if REIT Shares are to be delivered, instructions as to the name, address and taxpayer identification number of the person to whom such REIT Shares will be registered or placed and (iii) the representation, warranty and certification of the Called Partner that such Called Partner (A) has marketable and unencumbered title to its Called Units, free and clear of any liens or the rights or interest of any other person or entity, (B) has the full right, power and authority to transfer and surrender such Called Units as provided herein and (C) has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender.

Lodging Fund REIT III OP, LP, a Delaware limited partnership

By:	Lodging Fund REIT III, Inc., a Maryland corporation, its general partner

By:
Name:
Title: